UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 5, 2004



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________


               DELAWARE                                 0-18121                              36-3664868
    (State or other jurisdiction of            (Commission File Number)                    (I.R.S. Employer
            Incorporation)                                                                Identification No.)

      55TH STREET & HOLMES AVENUE
       CLARENDON HILLS, ILLINOIS
    (Address of principal executive                                                             60514
               offices)                                                                      (Zip Code)
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        Registrant's telephone number, including area code (630) 325-7300



                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)


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Item 5.  Other Events.
         ------------

         On June 5, 2004, MAF Bancorp, Inc. ("MAF") announced that it has agreed to acquire Chesterfield Financial Corp. ("Chesterfield") in a stock and cash transaction valued at approximately $128.5 million. MAF indicated that the respective boards of directors of MAF and Chesterfield approved a definitive agreement to effectuate the merger of the two institutions, with MAF to be the surviving corporation. The transaction is subject to customary closing conditions, regulatory approvals and approval by the holders of a majority of Chesterfield's common stock. In the event the merger is not consummated under certain circumstances, Chesterfield has agreed to pay MAF a termination fee of $6.25 million. Attached as Exhibit 99.1 is a copy of MAF's press release relating to the merger, which is incorporated herein by reference. The definitive Agreement and Plan of Merger is included as Exhibit 99.2 and is incorporated herein by reference.

         MAF also announced that it has successfully completed the systems conversion related to its St. Francis Bank division.

                           Forward-Looking Information
                           ---------------------------

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project,"
"plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future.

Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of the Company and its subsidiaries following the merger include, but are not limited to, unanticipated difficulties or delays in obtaining requisite stockholder or regulatory approval, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates or flattening of the yield curve, deteriorating economic conditions which could result in increased delinquencies in MAF's loan portfolio, higher than expected overhead, infrastructure and compliance costs needed to support growth in the Company's operations, legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal
Reserve Board, the quality or composition of MAF's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in MAF's market areas, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Item 7(c).  Exhibits.
            --------

Exhibit 99.1      Press Release dated June 5, 2004.

Exhibit 99.2      Agreement and Plan of Merger by and among MAF Bancorp, Inc.,
                  Classic Acquisition Corp. and Chesterfield Financial Corp.
                  dated as of June 5, 2004.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MAF BANCORP, INC.


                                             By:   /s/ Jerry A. Weberling
                                                   -----------------------------
                                                   Jerry A. Weberling
                                                   Executive Vice President and
                                                     Chief Financial Officer

Date:  June 7, 2004

                                       3

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                                INDEX TO EXHIBITS

Exhibits
--------

Exhibit 99.1      Press Release dated June 5, 2004.

Exhibit 99.2      Agreement and Plan of Merger by and among MAF Bancorp, Inc.,
                  Classic Acquisition Corp. and Chesterfield Financial Corp.
                  dated as of June 5, 2004.

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